                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                    www.fairchildsemi.com
APRIL 17, 2003
                                         Investor Relations:
                                         Pete Groth
                                         207-775-8660
                                         investor@fairchildsemi.com

                                         Corporate Communications:
                                         Fran Harrison
                                         207-775-8576
                                         fran.harrison@fairchildsemi.com

                                         Public Relations Firm:
                                         Barbara Ewen
                                         CHEN PR
                                         781-466-8282
                                         bewen@chenpr.com

NEWS RELEASE

             Fairchild Semiconductor Reports First Quarter Results

-    Total Sales Up Year on Year

-    New Product Sales increase 23% from First Quarter 2002

- Sales from Power Analog and Power Discrete Products Increase 8% from First Quarter 2002

-    Positive Operating Cash Flow for 18th Consecutive Quarter

South Portland, Maine

Fairchild Semiconductor (NYSE: FCS), the leading global supplier of high performance products that optimize power in multiple end markets, today reported results for the first quarter ended March 30, 2003. First quarter sales were $351.1 million, 4% higher than first quarter 2002 sales.

Fairchild reported a net loss in the quarter of $17.6 million, or $0.15 per share, compared to net income of $2.7 million, or $0.03 per diluted share in the first quarter of 2002. During the quarter Fairchild had charges of $12.6 million associated with the previously announced closure of its 6-inch wafer fab in Mountaintop, PA, as well as other charges primarily associated with the company's Integrated Circuit Group restructuring.

On a pro forma basis, which excludes amortization of acquisition-related intangibles, restructuring and impairments and other items, Fairchild reported first quarter net income of $4.5 million, or $0.04 per diluted share, compared to a pro forma net loss of $1.1 million, or $0.01 per share in the first quarter of 2002.

"We executed well on the top line in what is historically a seasonally soft quarter in the industry, with sales near the high end of our previous guidance. Our revenue growth was driven by sales from products that have been in the market for less than three years. These new product sales grew 23% from first quarter of 2002, and topped $100 million for the second straight quarter," said Kirk Pond, chairman, president and CEO. "The power markets we serve continue to outgrow the overall semiconductor market and we are improving our product offerings and manufacturing capabilities to more profitably serve them. According to recently released 2002 annual rankings from Gartner, Fairchild moved up in rank to the #6 analog supplier worldwide. This is especially gratifying as we grew our 2002 analog revenues faster than all five companies ranked higher than Fairchild -- and we only entered the analog business six years ago.

"We remained focused on introducing new products, winning designs and reducing manufacturing costs. Our new Suzhou, China assembly and test factory is nearing completion of qualification runs, and we continue to expect reduced manufacturing assembly and test costs as production in that facility ramps over the next several quarters. Overall we are continuing to improve our operations to take advantage of the multiple power application markets we serve."

Highlights of the first quarter include:

-     Recorded 18th straight quarter with positive operating cash flow;

- Increased balance sheet cash and marketable investments for a seventh consecutive quarter to a record $662 million;

- Increased power analog and power discrete sales to $241 million, a 8% gain year-over-year;

- Named by Gartner Group as #1 worldwide power transistor supplier for 2nd year in a row;

- Moved up to #6 in Gartner Group standard analog rankings and grew annual revenues more than all five companies ranked higher than Fairchild;

- Maintained end market segment balance with 14% of sales into communications, 32% into computing and displays, 21% into consumer, 28% into industrial, and 5% into automotive; and

- Shipped highest ever unit volume in combined power discrete, analog, and other integrated circuit product lines.

"In our major market segments, orders from notebooks, printers, lighting, and power supply manufacturers grew quarter-on-quarter," said Pond. "Bookings from desktops, displays, cellular phones and white goods suppliers were down sequentially. In our distribution channels, currently accounting for about 61% of our total sales inventories remained flat at about 13 weeks. Leadtimes remained unchanged and pricing remains aggressive in all product areas."

 "In the first quarter we generated $40.5 million in operating cash flow and $11.7 million in free cash flow," stated Matt Towse, senior vice president and chief financial officer. "We increased our cash and marketable investments for the seventh straight quarter, to $662 million. In these times of limited market visibility and aggressive price competition, we continue to focus on generating cash.

"Industry visibility remains limited, so we are cautiously guiding second quarter revenues to be roughly flat with first quarter revenues," said Towse. "Our entering backlog for the second quarter was about 3-4% below first quarter and at slightly lower margins, due partly to cancellations and slower order rates beginning in mid-March. We are planning additional spending cuts this quarter in manufacturing and operations to offset the pricing pressure on our gross margins. We expect to deliver operating margins in the second quarter similar to or better than first quarter operating margins. In the second half of the year and beyond, we expect our revenues to continue to trend either in line with or better than the industry."

This press release is accompanied by pro forma statements of operations (which exclude expenses for amortization of intangibles, restructuring, impairments and other unusual items), statements of operations prepared in accordance with generally accepted accounting principles (GAAP) (which include these expenses and other unusual items), and a reconciliation from pro forma to GAAP results.

SPECIAL NOTE ON FORWARD LOOKING STATEMENTS:

The statements in the second-to-last paragraph above are forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                       PRO FORMA STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                 Three Months Ended
                                                ---------------------
                                                March 30,    March 31,
                                                  2003         2002
                                                --------     --------
Pro forma total revenue                         $  353.3     $  336.9
Operating expenses:

      Cost of sales                                273.6        257.3
      Research and development                      19.1         20.7
      Selling, general and administrative           39.2         34.5
                                                --------     --------
           Total operating expenses                331.9        312.5
                                                --------     --------

Pro forma operating income                          21.4         24.4
Interest expense, net                               18.4         26.1
                                                --------     --------
Pro forma income (loss) before income taxes          3.0         (1.7)
Benefit for income taxes                            (1.5)        (0.6)
                                                --------     --------
Pro forma net income (loss)                     $    4.5     $   (1.1)
                                                ========     ========

Pro forma net income (loss) per common share:

      Basic                                     $   0.04     $  (0.01)
                                                ========     ========
      Diluted                                   $   0.04     $  (0.01)
                                                ========     ========
Weighted average common shares:

      Basic                                        117.2        100.3
                                                ========     ========
      Diluted (1)                                  118.1        100.3
                                                ========     ========


Pro forma statements of operations are intended to present the company's operating results, excluding the items described below, for the periods presented.

Pro forma net income and pro forma operating income are presented because we use them as additional measures of our operating performance. EBITDA, pro forma net income, and pro forma operating income should not be considered as alternatives to net income, operating income, or other consolidated operations and cash flow data prepared in accordance with accounting principles generally accepted in the United States of America, as indicators of our operating performance, or as alternatives to cash flow as a measure of liquidity.

During the three months ended March 30, 2003 and March 31, 2002 excluded items included restructuring and impairments, purchased in-process research and development, distributor sales reserves recorded in connection with the 6" fab closure, a gain on sale of space and defense product line, and amortization of acquisition-related intangibles as described in the reconciliation table below.

(1) Diluted pro forma net income per common share is calculated using weighted average common shares that take into consideration the dilutive effect of stock options, which are anti-dilutive in the calculation of net loss per common share.

                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
       RECONCILIATION OF NET INCOME (LOSS) TO PRO FORMA NET INCOME (LOSS)
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                        Three Months Ended
                                                       --------------------
                                                       March 30,  March 31,
                                                         2003       2002
                                                       ---------  ---------
Net income (loss)                                      $ (17.6)   $   2.7
Adjustments to reconcile net income (loss)
   to pro forma net income:

     Restructuring and impairments                        10.4        3.6
     Purchased in-process research and development          --        1.7
     Gain on sale of space and defense product line         --      (20.5)
     Distributor sales reserves in connection
        with the 6" fab closure                            2.2         --
     Amortization of acquisition-related intangibles       9.5        9.3
     Associated tax effects                                 --        2.1
                                                       -------    -------
Pro forma net income (loss)                            $   4.5    $  (1.1)
                                                       -------    -------



                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                            STATEMENTS OF OPERATIONS
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                          Three Months Ended
                                                        ---------------------
                                                        March 30,   March 31,
                                                          2003        2002
                                                        ---------   ---------
Total revenue                                           $  351.1    $  336.9
Operating expenses:

      Cost of sales                                        273.6       257.3
      Research and development                              19.1        20.7
      Selling, general and administrative                   39.2        34.5
      Amortization of acquisition-related intangibles        9.5         9.3
      Restructuring and impairments                         10.4         3.6
      Purchased in process research & development             --         1.7
                                                        --------    --------
           Total operating expenses                        351.8       327.1
                                                        --------    --------

Operating income                                            (0.7)        9.8
Interest expense, net                                       18.4        26.1
Other income                                                  --       (20.5)
                                                        --------    --------
Income (loss) before income taxes                          (19.1)        4.2

Provision (benefit) for income taxes                        (1.5)        1.5
                                                        --------    --------
Net income (loss)                                       $  (17.6)   $    2.7
                                                        ========    ========

Net income (loss) per common share:

      Basic                                             $  (0.15)   $   0.03
                                                        ========    ========
      Diluted                                           $  (0.15)   $   0.03
                                                        ========    ========
Weighted average common shares:

      Basic                                                117.2       100.3
                                                        ========    ========
      Diluted                                              117.2       106.1
                                                        ========    ========

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                                 BALANCE SHEETS
                                  (IN MILLIONS)
                                   (UNAUDITED)


                                                              March 30,      December 29,
                                                                2003            2002
                                                              --------       ------------
                                        ASSETS
Current assets:

     Cash and cash equivalents                                $  599.9          $  618.3
     Short-term marketable investments                             2.0               2.0
     Receivables, net                                            153.7             150.6
     Inventories                                                 213.3             208.8
     Other current assets                                         38.7              40.6
                                                              --------          --------
               Total current assets                            1,007.6           1,020.3

Property, plant and equipment, net                               650.3             660.9
Intangible assets, net                                           429.0             438.5
Long-term marketable investments                                  59.7              30.4
Other assets                                                     146.4             138.0
                                                              --------          --------
               Total assets                                   $2,293.0          $2,288.1
                                                              ========          ========


                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

     Current portion of long-term debt                        $    0.3          $    0.4
     Accounts payable                                            103.8             113.7
     Accrued expenses and other current liabilities              122.7              92.8
                                                              --------          --------
               Total current liabilities                         226.8             206.9

Long-term debt, less current portion                             852.5             852.8
Other liabilities                                                 14.4              13.2
                                                              --------          --------
               Total liabilities                               1,093.7           1,072.9

Total stockholders' equity                                     1,199.3           1,215.2
                                                              --------          --------
               Total liabilities and stockholders' equity     $2,293.0          $2,288.1
                                                              ========          ========

                   FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
                            STATEMENTS OF CASH FLOWS
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                                    Three Months Ended
                                                                  ---------------------
                                                                  March 30,   March 31,
                                                                    2003        2002
                                                                  ---------   ---------
Cash flows from operating activities:

Net income (loss)                                                 $ (17.6)     $   2.7
        Adjustments to reconcile net loss to cash provided
        by operating activities:

        Depreciation and amortization                                46.8         41.3
        Restructuring and impairments                                10.8          1.8
        Purchased in-process research and development                  --          1.7
        Other                                                        (7.9)       (19.0)
        Changes in operating assets and liabilities, net
             of acquisitions                                          8.4        (27.5)
                                                                  -------      -------
             Cash provided by operating activities                   40.5          1.0
                                                                  -------      -------

Cash flows from investing activities:

        Capital expenditures                                        (28.8)       (21.0)
        Acquisitions and divestitures, net of cash acquired            --         24.6
        Purchase of marketable investments                          (48.8)          --
        Sale of marketable investments                               19.5
        Other                                                        (0.2)        (1.3)
                                                                  -------      -------
              Cash provided by (used in) investing activities       (58.3)         2.3
                                                                  -------      -------

Cash flows from financing activities:

        Repayment of long-term debt                                  (0.4)        (0.2)
        Proceeds from issuance of common stock and
              from exercise of stock options, net                     2.0          5.3
        Other                                                        (2.2)          --
                                                                  -------      -------
             Cash provided by (used in) financing activities         (0.6)         5.1
                                                                  -------      -------

Net change in cash and cash equivalents                             (18.4)         8.4
Cash and cash equivalents at beginning of period                    618.3        504.4
                                                                  -------      -------
Cash and cash equivalents at end of period                        $ 599.9      $ 512.8
                                                                  =======      =======